Exhibit 99.12

FRIENDFINDER NETWORKS INC.

INTERACTIVE NETWORK, INC.

NOTICE OF GUARANTEED DELIVERY
FOR THE
OFFER TO EXCHANGE

up to $10,630,667 aggregate principal amount

of our 14% Cash Pay Secured Notes Due 2013

and the guarantees thereof

that have been registered under the Securities Act of 1933
for

a like amount of our outstanding, unregistered
14% Cash Pay Secured Notes Due 2013
and the guarantees thereof

Pursuant to the Prospectus dated [       ], 2011

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Old Cash Pay Notes (as defined below) pursuant to the Exchange Offer (as defined below) described in the prospectus dated [       ], 2011 (as the same may be amended or supplemented from time to time, the "Prospectus") of FriendFinder Networks Inc., a Nevada corporation ("FFN," "FriendFinder" or the "Company") and Interactive Network, Inc., a Nevada corporation ("INI"), if: (i) certificates for the outstanding, unregistered 14% Cash Pay Secured Notes due 2013 of FFN and INI (the "Old Cash Pay Notes") are not immediately available; (ii) time will not permit the Old Cash Pay Notes, the letter of transmittal (the "Letter of Transmittal") and all other required documents to be delivered to U.S. Bank National Association (the "Exchange  Agent") prior to 5:00 p.m., New York City time, on [         ], 2011 or such later date and time to which the Exchange Offer is extended (such date and time, the "Exchange Date"); or (iii) the procedures for delivery by book–entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Exchange Date. See "The Exchange Offers — Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Prospectus.

By Facsimile:	By Registered or Certified Mail:	By Hand/Overnight Delivery
(651) 495 -8158 Attn: Specialized Finance (FFN and INI Exchange Offers)	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107 Attn: Specialized Finance (800) 934-6802	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue 1st Floor - Bond Drop Window St. Paul, Minnesota 55107 (800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND USE OF AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE

EXCHANGE AGENT BEFORE THE EXCHANGE DATE. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" pursuant to the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus, together with the related Letter of Transmittal, which describes the offer by FFN and INI, including the terms and conditions thereof, to exchange up to $10,630,667 aggregate principal amount of the Company’s registered 14% Cash Pay Secured Notes Due 2013 (the "New Cash Pay Notes"), for a like amount of FFN's and INI's Old Cash Pay Notes (the "Exchange Offer"). The undersigned understands that FFN and INI reserve the right, in their sole discretion, to amend, waive or modify specified conditions in the Exchange Offer as described in the Prospectus under "The Exchange Offers – Conditions to the Exchange Offers."

The undersigned hereby tenders to FFN and INI the aggregate principal amount of Old Cash Pay Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offers – Guaranteed Delivery Procedures." The undersigned understands and agrees that FFN and INI reserve the right not to accept tendered Old Cash Pay Notes from any tendering holder if in FFN's and INI's reasonable judgment or their counsel’s judgment, that such acceptance might be unlawful or in violation of any applicable interpretation of the staff of the Securities and Exchange Commission. The undersigned also understands and acknowledges that FFN and INI reserve the right, as set forth in the Prospectus under "The Exchange Offers – Conditions to the Exchange Offers," to terminate the Exchange Offer.

The undersigned understands that no withdrawal of a tender of Old Cash Pay Notes may be made after the Exchange Date. The undersigned understands that for a withdrawal of a tender of Old Cash Pay Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer, set forth in the Prospectus under "The Exchange Offers – Withdrawal of Tenders," must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Exchange Date.

The undersigned understands that the exchange of Old Cash Pay Notes for New Cash Pay Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Old Cash Pay Notes (or confirmation of book–entry transfer of such Old Cash Pay Notes into the Exchange Agent’s account at The Depository Trust Company ("DTC")) and (2) a Letter of Transmittal (or facsimile thereof) with respect to Old Cash Pay Notes, properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, or, in lieu thereof, a message from DTC (or from an authorized agent of any of the institutions listed in the Prospectus under "The Exchange Offers – Guaranteed Delivery Procedures") stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

(Please Print or Type)

Name(s)/Signature(s) of Registered Holder(s):
Name:

Name:
Address(es):

Area Code(s) and Telephone Number(s):

If Old Cash Pay Notes will be delivered by book-entry transfer at DTC, insert Depository Account Number:

Date

Certificate Number(s)*	Principal Amount of Old Cash Pay Notes Tendered **

*

Need not be completed if the Old Cash Pay Notes being tendered are in book-entry form.

**

Must be in integral multiples of $1,000 principal amount and integral multiples of $1.00 in excess thereof.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Cash Pay Notes exactly as its (their) name(s) appear(s) on certificates for Old Cash Pay Notes or on a security position listing as the owner of Old Cash Pay Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney–in–fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

(Please Print or Type)

Name(s)/Title(s)/Signature(s) of Registered Holder(s):	By:______________________________________
Name: ___________________________________
Title: ____________________________________

Address(es)

DO NOT SEND OLD CASH PAY NOTES WITH THIS FORM. OLD CASH PAY NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States, or an "eligible guarantor institution," within the meaning of Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby: (1) represents that each holder of Old Cash Pay Notes on whose behalf this tender is being made "owns" the Old Cash Pay Notes covered hereby within the meaning of Rule 13d–3 under the Exchange Act; (2) represents that such tender of Old Cash Pay Notes complies with Rule 14e–4 of the Exchange Act; and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Cash Pay Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book–entry transfer of such Old Cash Pay Notes into the Exchange Agent’s account at the book–entry transfer facility of DTC) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, or in lieu of a Letter of Transmittal a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, all within three (3) NASDAQ Global Market trading days after the Exchange Date.

(Please Print or Type)

Name of Firm:

Address(es):

Telephone Number:

Authorized Signature:	By:_________________________________________
Name:_______________________________________
Title:________________________________________
By:_________________________________________
Name:_______________________________________
Title:________________________________________
Date:

The institution that completes this Notice of Guaranteed Delivery (a) must deliver the same to the Exchange Agent at its address set forth above by hand, or transmit the same by facsimile or mail, prior to the Exchange Date, and (b) must deliver the certificates representing any Old Cash Pay Notes (or a confirmation of book–entry transfer of such Old Cash Pay Notes into the Exchange Agent’s account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal in lieu thereof, to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.